INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Third Quarter 2023 Net Income
INDIANA, Pa. - October 19, 2023 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $33.5 million, or $0.87 per diluted share, for the third quarter of 2023 compared to net income of $34.5 million, or $0.89 per diluted share, for the second quarter of 2023 and net income of $37.2 million, or $0.95 per diluted share, for the third quarter of 2022.
Third Quarter of 2023 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.42%, return on average equity (ROE) of 10.84% and return on average tangible equity (ROTE) (non-GAAP) of 15.78% compared to ROA of 1.51%, ROE of 11.23% and ROTE (non-GAAP) of 16.32% for the second quarter of 2023.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.99% compared to 2.30% for the second quarter of 2023.
•Net interest margin (NIM) (FTE) (non-GAAP) remains strong at 4.09% compared to 4.22% in the second quarter of 2023.
•Total portfolio loans increased $196.3 million, or 10.6% annualized, compared to June 30, 2023.
•Total deposits of $7.2 billion remain relatively unchanged compared to June 30, 2023.
•Nonperforming assets decreased $1.6 million to $16.4 million, or 0.22% of total loans plus other real estate owned, or OREO, compared to 0.25% at June 30, 2023.
•Net charge-offs of $3.7 million, or 0.20% of average loans (annualized), compared to net charge-offs of $11.0 million, or 0.60% of average loans (annualized), in the second quarter of 2023.
"Our third quarter performance was strong with solid return metrics," said Chris McComish, chief executive officer. "While recognizing there are challenges across the industry, we are very proud of the core earnings growth we have had in this rising interest rate environment. Our net interest margin remains strong at 4.09%. Deposit balances stabilized during the quarter and the shift in the mix of our deposits slowed considerably compared to earlier in the year. We believe our team's efforts around our customer-focused initiatives are paying off in this competitive environment."
Net Interest Income
Net interest income was $87.4 million for the third quarter of 2023 compared to $88.1 million for the second quarter of 2023. The decrease of $0.7 million in net interest income was driven by higher funding costs, partially offset by higher yields on interest-earning assets. Net interest margin on a fully taxable equivalent basis (NIM)
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S&T Earnings Release - 2

(FTE) (non-GAAP) was 4.09% compared to 4.22% in the prior quarter. The yield on total average loans increased 14 basis points to 6.15% compared to 6.01% in the second quarter of 2023 due to higher interest rates. Average loan balances increased $126.5 million to $7.4 billion compared to $7.3 billion in the second quarter of 2023. Total interest-bearing deposit costs increased 33 basis points to 2.04% compared to 1.71% in the second quarter of 2023. Higher interest-bearing deposit costs primarily related to an increase in interest rates and a continued shift in the mix of deposits with higher balances in certificates of deposit, or CDs. Average CD balances increased $147.0 million compared to the second quarter of 2023. Total borrowing costs increased 25 basis points to 5.77% compared to 5.52% in the second quarter of 2023. Average borrowings increased $58.8 million to $675.3 million compared to $616.5 million in the second quarter of 2023 due to average loan growth that exceeded average deposit growth.
Asset Quality
Total nonperforming assets decreased $1.6 million to $16.4 million at September 30, 2023 compared to $18.0 million at June 30, 2023. Nonperforming assets to total loans plus OREO decreased 3 basis points to 0.22% at September 30, 2023 compared to 0.25% at June 30, 2023. Net loan charge-offs were $3.7 million for the third quarter of 2023 compared to net loan charge-offs of $11.0 million in the second quarter of 2023. The provision for credit losses was $5.5 million for the third quarter of 2023 compared to $10.5 million in the second quarter of 2023. The decrease in the provision for credit losses primarily related to higher net charge-offs in the second quarter compared to the third quarter of 2023. The allowance for credit losses was $108.2 million, or 1.44% of total portfolio loans, as of September 30, 2023 compared to $105.8 million, or 1.44%, at June 30, 2023.
Noninterest Income and Expense
Noninterest income decreased $2.0 million to $12.2 million in the third quarter of 2023 compared to $14.2 million in the second quarter of 2023. The decrease mainly related to lower other income from changes in valuation adjustments of $1.6 million and due to a gain on OREO of $0.6 million in the second quarter of 2023. Noninterest expense increased $3.2 million to $52.8 million compared to $49.6 million in the second quarter of 2023. Salaries and employee benefits increased $2.1 million mainly due to higher incentives compared to the second quarter of 2023.
Financial Condition
Total assets were $9.5 billion at September 30, 2023 compared to $9.3 billion at June 30, 2023. Total portfolio loans increased $196.3 million, or 10.6% annualized, compared to June 30, 2023. The consumer loan portfolio increased $112.8 million with growth in residential mortgages of $97.4 million compared to June 30, 2023. The commercial loan portfolio increased $83.5 million with growth in commercial real estate of $62.1 million and commercial construction of $25.4 million compared to June 30, 2023. Total deposits increased $81.7 million compared to June 30, 2023. CDs increased $154.7 million mainly due to an increase in brokered CDs of $75.0 million and a continued shift from other deposit types compared to June 30, 2023. Total borrowings increased $94.7 million to $718.7 million compared to $624.0 million at June 30, 2023 primarily related to loan growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release - 3

Conference Call
S&T will host its third quarter 2023 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, October 19, 2023. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.5 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was named by Forbes as a 2023 Best-in-State Bank. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or
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S&T Earnings Release - 4

that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2022, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2023	2023	2022
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$114,258	$108,699	$83,035
Investment Securities:
Taxable	7,857	7,806	6,305
Tax-exempt	213	215	380
Dividends	631	613	115
Total Interest and Dividend Income	122,959	117,333	89,835

INTEREST EXPENSE
Deposits	24,910	20,102	5,197
Borrowings, junior subordinated debt securities and other	10,662	9,108	840
Total Interest Expense	35,572	29,210	6,037

NET INTEREST INCOME	87,387	88,123	83,798
Provision for credit losses	5,498	10,529	2,498
Net Interest Income After Provision for Credit Losses	81,889	77,594	81,300

NONINTEREST INCOME
Net gain on sale of securities	—	—	198
Debit and credit card	4,690	4,645	4,768
Service charges on deposit accounts	4,060	3,928	4,333
Wealth management	3,003	3,185	3,212
Mortgage banking	294	289	425
Other	135	2,144	1,824
Total Noninterest Income	12,182	14,191	14,760

NONINTEREST EXPENSE
Salaries and employee benefits	27,521	25,391	26,700
Data processing and information technology	4,479	4,177	4,220
Occupancy	3,671	3,710	3,490
Furniture, equipment and software	3,125	3,192	2,915
Professional services and legal	1,965	2,069	1,851
Other taxes	1,831	1,322	1,559
Marketing	1,741	1,459	1,367
FDIC insurance	1,029	1,032	598
Other	7,441	7,281	6,933
Total Noninterest Expense	52,803	49,633	49,633
Income Before Taxes	41,268	42,152	46,427
Income tax expense	7,800	7,685	9,178
Net Income	$33,468	$34,467	$37,249

Per Share Data
Shares outstanding at end of period	38,244,309	38,241,918	39,012,773
Average shares outstanding - diluted	38,336,016	38,614,022	38,975,145
Diluted earnings per share	$0.87	$0.89	$0.95
Dividends declared per share	$0.32	$0.32	$0.30
Dividend yield (annualized)	4.73%	4.71%	4.09%
Dividends paid to net income	36.55%	35.98%	31.39%
Book value	$31.99	$31.72	$29.56
Tangible book value (1)	$22.14	$21.85	$19.87
Market value	$27.08	$27.19	$29.31

Profitability Ratios (Annualized)
Return on average assets	1.42%	1.51%	1.64%
Return on average shareholders' equity	10.84%	11.23%	12.47%
Return on average tangible shareholders' equity(2)	15.78%	16.32%	18.46%
Pre-provision net revenue / average assets(3)	1.99%	2.30%	2.15%
Efficiency ratio (FTE)(4)	52.68%	48.21%	50.19%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees	$325,681	$218,646
Investment Securities:
Taxable	23,120	17,236
Tax-exempt	642	1,346
Dividends	1,752	315
Total Interest and Dividend Income	351,195	237,543

INTEREST EXPENSE
Deposits	59,915	8,840
Borrowings, junior subordinated debt securities and other	26,979	1,978
Total Interest Expense	86,894	10,818

NET INTEREST INCOME	264,301	226,725
Provision for credit losses	16,949	5,190
Net Interest Income After Provision for Credit Losses	247,352	221,535

NONINTEREST INCOME
Net gain on sale of securities	—	198
Debit and credit card	13,708	14,587
Service charges on deposit accounts	12,064	12,488
Wealth management	9,136	9,701
Mortgage banking	884	1,906
Other	3,771	3,736
Total Noninterest Income	39,563	42,616

NONINTEREST EXPENSE
Salaries and employee benefits	80,513	75,223
Data processing and information technology	12,914	12,759
Occupancy	11,216	11,006
Furniture, equipment and software	9,178	8,631
Professional services and legal	5,855	6,180
Marketing	5,053	4,252
Other taxes	4,943	4,778
FDIC insurance	3,073	2,417
Other	21,390	20,225
Total Noninterest Expense	154,135	145,471
Income Before Taxes	132,780	118,680
Income tax expense	25,046	23,430

Net Income	$107,734	$95,250

Per Share Data
Average shares outstanding - diluted	38,668,964	39,049,151
Diluted earnings per share	$2.78	$2.43
Dividends declared per share	$0.96	$0.89
Dividends paid to net income	34.43%	36.61%

Profitability Ratios (annualized)
Return on average assets	1.56%	1.38%
Return on average shareholders' equity	11.80%	10.73%
Return on average tangible shareholders' equity(5)	17.20%	15.91%
Pre-provision net revenue / average assets(6)	2.17%	1.79%
Efficiency ratio (FTE)(7)	50.42%	53.75%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2023	2023	2022
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$238,453	$227,867	$134,903
Securities, at fair value	955,262	970,372	997,428
Loans held for sale	257	541	1,039
Commercial loans:
Commercial real estate	3,286,272	3,224,180	3,134,841
Commercial and industrial	1,635,354	1,639,332	1,714,714
Commercial construction	388,470	363,100	390,093
Total Commercial Loans	5,310,096	5,226,612	5,239,648
Consumer loans:
Residential mortgage	1,384,133	1,286,771	1,043,973
Home equity	649,122	645,897	642,937
Installment and other consumer	115,379	115,634	126,629
Consumer construction	57,188	44,697	43,729
Total Consumer Loans	2,205,822	2,092,999	1,857,268
Total Portfolio Loans	7,515,918	7,319,611	7,096,916
Allowance for credit losses	(108,206)	(105,757)	(99,694)
Total Portfolio Loans, Net	7,407,712	7,213,854	6,997,222
Federal Home Loan Bank and other restricted stock, at cost	38,576	31,271	10,900
Goodwill	373,424	373,424	373,424
Other assets	452,393	435,593	421,053
Total Assets	$9,466,077	$9,252,922	$8,935,969

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,276,009	$2,330,237	$2,663,176
Interest-bearing demand	868,624	875,174	847,825
Money market	1,615,445	1,583,717	1,818,642
Savings	974,940	1,018,936	1,128,169
Certificates of deposit	1,487,879	1,333,146	952,785
Total Deposits	7,222,897	7,141,210	7,410,597

Borrowings:
Short-term borrowings	630,000	530,000	35,000
Long-term borrowings	39,396	39,513	14,853
Junior subordinated debt securities	49,343	54,483	54,438
Total Borrowings	718,739	623,996	104,291
Other liabilities	300,909	274,863	267,900
Total Liabilities	8,242,545	8,040,069	7,782,788

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,223,532	1,212,853	1,153,181
Total Liabilities and Shareholders' Equity	$9,466,077	$9,252,922	$8,935,969

Capitalization Ratios
Shareholders' equity / assets	12.93%	13.11%	12.90%
Tangible common equity / tangible assets(9)	9.31%	9.42%	9.06%
Tier 1 leverage ratio	11.12%	11.12%	10.75%
Common equity tier 1 capital	13.11%	13.07%	12.53%
Risk-based capital - tier 1	13.43%	13.47%	12.93%
Risk-based capital - total	15.01%	15.06%	14.43%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2023		2023		2022
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$144,303	4.93%	$132,900	5.61%	$158,700	2.05%
Securities, at fair value	964,928	2.64%	983,349	2.54%	1,051,534	2.28%
Loans held for sale	207	6.70%	92	6.87%	1,032	5.36%
Commercial real estate	3,243,056	5.83%	3,176,154	5.62%	3,159,543	4.63%
Commercial and industrial	1,646,572	7.22%	1,684,944	7.13%	1,704,271	5.10%
Commercial construction	373,111	7.80%	384,329	7.63%	405,460	5.05%
Total Commercial Loans	5,262,739	6.41%	5,245,427	6.25%	5,269,274	4.81%
Residential mortgage	1,332,913	4.66%	1,229,129	4.52%	1,005,139	4.12%
Home equity	645,949	6.80%	647,070	6.59%	629,827	4.34%
Installment and other consumer	115,111	8.52%	118,641	8.28%	123,010	6.10%
Consumer construction	52,783	4.89%	42,879	4.26%	40,975	3.47%
Total Consumer Loans	2,146,756	5.52%	2,037,719	5.39%	1,798,951	4.31%
Total Portfolio Loans	7,409,495	6.15%	7,283,146	6.01%	7,068,225	4.69%
Total Loans	7,409,702	6.15%	7,283,238	6.01%	7,069,257	4.69%
Total other earning assets	42,645	6.97%	37,003	7.26%	8,398	4.55%
Total Interest-earning Assets	8,561,578	5.74%	8,436,490	5.61%	8,287,889	4.33%
Noninterest-earning assets	763,243		740,299		721,480
Total Assets	$9,324,821		$9,176,789		$9,009,369

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$868,782	0.91%	$847,776	0.58%	$872,302	0.07%
Money market	1,595,964	2.34%	1,599,051	2.13%	1,861,389	0.69%
Savings	996,999	0.47%	1,037,924	0.38%	1,131,575	0.10%
Certificates of deposit	1,382,532	3.54%	1,235,496	3.06%	962,898	0.61%
Total Interest-bearing Deposits	4,844,277	2.04%	4,720,247	1.71%	4,828,164	0.43%
Securities sold under repurchase agreements	—	—%	—	—%	12,668	0.10%
Short-term borrowings	585,196	5.65%	529,013	5.39%	10,379	3.16%
Long-term borrowings	39,458	4.47%	32,980	4.14%	17,278	2.25%
Junior subordinated debt securities	50,649	8.16%	54,474	7.62%	54,428	4.78%
Total Borrowings	675,303	5.77%	616,467	5.52%	94,753	3.52%
Total Other Interest-bearing Liabilities	62,584	5.33%	49,572	5.06%	—	—%
Total Interest-bearing Liabilities	5,582,164	2.53%	5,386,286	2.18%	4,922,917	0.49%
Noninterest-bearing liabilities	2,517,752		2,559,888		2,901,290
Shareholders' equity	1,224,905		1,230,615		1,185,162
Total Liabilities and Shareholders' Equity	$9,324,821		$9,176,789		$9,009,369

Net Interest Margin(10)		4.09%		4.22%		4.04%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	Nine Months Ended September 30,
(dollars in thousands)	2023		2022
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$139,248	4.91%	$478,896	0.60%
Securities, at fair value	982,831	2.56%	1,026,131	2.19%
Loans held for sale	142	6.63%	1,326	4.15%
Commercial real estate	3,184,270	5.64%	3,204,371	4.14%
Commercial and industrial	1,680,640	7.03%	1,700,923	4.47%
Commercial construction	382,020	7.55%	406,513	4.05%
Total Commercial Loans	5,246,930	6.23%	5,311,807	4.24%
Residential mortgage	1,236,310	4.54%	947,454	4.04%
Home equity	647,785	6.56%	598,595	3.80%
Installment and other consumer	118,846	8.20%	117,388	5.64%
Consumer construction	47,203	4.63%	31,407	3.41%
Total Consumer Loans	2,050,144	5.39%	1,694,844	4.05%
Total Portfolio Loans	7,297,074	5.99%	7,006,651	4.19%
Total Loans	7,297,216	5.99%	7,007,977	4.19%
Total other earning assets	38,152	6.98%	8,869	3.86%
Total Interest-earning Assets	8,457,447	5.58%	8,521,873	3.75%
Noninterest-earning assets	752,326		706,640
Total Assets	$9,209,773		$9,228,513

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$847,222	0.61%	$945,733	0.07%
Money market	1,621,726	2.11%	1,948,653	0.32%
Savings	1,041,346	0.38%	1,119,739	0.06%
Certificates of deposit	1,224,704	2.99%	1,011,228	0.41%
Total Interest-bearing deposits	4,734,998	1.69%	5,025,353	0.24%
Securities sold under repurchase agreements	—	—%	47,912	0.10%
Short-term borrowings	522,448	5.36%	3,498	3.16%
Long-term borrowings	29,133	4.05%	20,535	2.06%
Junior subordinated debt securities	53,180	7.75%	54,413	3.79%
Total Borrowings	604,761	5.50%	126,358	2.09%
Total Other Interest-bearing Liabilities	55,637	5.01%	—	—%
Total Interest-bearing Liabilities	5,395,396	2.15%	5,151,711	0.28%
Noninterest-bearing liabilities	2,593,683		2,890,375
Shareholders' equity	1,220,694		1,186,427
Total Liabilities and Shareholders' Equity	$9,209,773		$9,228,513

Net Interest Margin(8)		4.21%		3.58%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2023		2023		2022
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$1,735	0.05%	$1,859	0.06%	$8,556	0.27%
Commercial and industrial	3,468	0.21%	4,842	0.30%	3,847	0.22%
Commercial construction	384	0.10%	384	0.11%	384	0.10%
Total Nonaccrual Commercial Loans	5,587	0.11%	7,085	0.14%	12,787	0.24%
Consumer loans:
Residential mortgage	4,139	0.30%	4,167	0.32%	7,357	0.70%
Home equity	2,617	0.40%	2,700	0.42%	2,216	0.34%
Installment and other consumer	334	0.29%	367	0.32%	417	0.33%
Total Nonaccrual Consumer Loans	7,090	0.32%	7,234	0.35%	9,990	0.54%
Total Nonaccrual Loans	$12,677	0.17%	$14,319	0.20%	$22,777	0.32%

	2023	2023	2022
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$4,077	$12,222	$1,239
Recoveries	(367)	(1,255)	(529)
Net Loan Charge-offs	$3,710	$10,967	$710

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	(13)	(1,030)	304
Commercial and industrial	3,389	11,296	80
Total Commercial Loan Charge-offs	3,376	10,266	384
Consumer loans:
Residential mortgage	(11)	(1)	41
Home equity	71	(12)	111
Installment and other consumer	274	714	174
Total Consumer Loan Charge-offs	334	701	326
Total Net Loan Charge-offs	$3,710	$10,967	$710
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	Nine Months Ended September 30,
(dollars in thousands)	2023	2022
Loan Charge-offs (Recoveries)
Charge-offs	$20,758	$9,899
Recoveries	(11,196)	(8,213)
Net Loan Charge-offs	$9,562	$1,686

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	($9,329)	$—
Commercial real estate	(1,068)	356
Commercial and industrial	18,633	285
Commercial construction	(2)	(1)
Total Commercial Loan Charge-offs	8,234	640
Consumer loans:
Residential mortgage	(3)	135
Home equity	90	97
Installment and other consumer	1,241	814
Total Consumer Loan Charge-offs	1,328	1,046
Total Net Loan Charge-offs	$9,562	$1,686

	2023	2023	2022
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$12,677	$14,319	$22,777
OREO	3,715	3,666	6,022
Total nonperforming assets	16,392	17,985	28,799
Troubled debt restructurings (nonaccruing)*	—	—	3,860
Troubled debt restructurings (accruing)*	—	—	8,925
Total troubled debt restructurings*	—	—	12,785
Nonaccrual loans / total loans	0.17%	0.20%	0.32%
Nonperforming assets / total loans plus OREO	0.22%	0.25%	0.41%
Allowance for credit losses / total portfolio loans	1.44%	1.44%	1.40%
Allowance for credit losses / nonaccrual loans	854%	739%	438%
Net loan charge-offs (recoveries)	$3,710	$10,967	$710
Net loan charge-offs (recoveries) (annualized) / average loans	0.20%	0.60%	0.04%
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

	Nine Months Ended September 30,
(dollars in thousands)	2023	2022
Asset Quality Data
Net loan charge-offs	$9,562	$1,686
Net loan charge-offs (annualized) / average loans	0.18%	0.03%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Third	Second	Third
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,223,532	$1,212,853	$1,153,181
Less: goodwill and other intangible assets, net of deferred tax liability	(376,883)	(377,144)	(377,961)
Tangible common equity (non-GAAP)	$846,649	$835,709	$775,220
Common shares outstanding	38,244	38,242	39,013
Tangible book value (non-GAAP)	$22.14	$21.85	$19.87
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$132,779	$138,248	$147,781
Plus: amortization of intangibles (annualized), net of tax	1,034	1,046	1,181
Net income before amortization of intangibles (annualized)	$133,813	$139,294	$148,962

Average total shareholders' equity	$1,224,905	$1,230,615	$1,185,162
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,020)	(377,280)	(378,154)
Average tangible equity (non-GAAP)	$847,885	$853,335	$807,008
Return on average tangible shareholders' equity (non-GAAP)	15.78%	16.32%	18.46%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$41,268	$42,152	$46,427
Plus: Provision for credit losses	5,498	10,529	2,498
Total	$46,766	$52,681	$48,925
Total (annualized) (non-GAAP)	$185,538	$211,302	$194,106
Average assets	$9,324,821	$9,176,789	$9,009,369
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.99%	2.30%	2.15%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$52,803	$49,633	$49,633

Net interest income per consolidated statements of net income	87,387	88,123	83,798
Plus: taxable equivalent adjustment	674	639	521
Net interest income (FTE) (non-GAAP)	$88,061	$88,762	$84,319
Noninterest income	12,182	14,191	14,760
Less: net gains on sale of securities	—	—	(198)
Net interest income (FTE) (non-GAAP) plus noninterest income	$100,243	$102,953	$98,881
Efficiency ratio (non-GAAP)	52.68%	48.21%	50.19%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Nine Months Ended September 30,
(dollars in thousands)	2023	2022
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$144,040	$127,350
Plus: amortization of intangibles (annualized), net of tax	1,055	1,217
Net income before amortization of intangibles (annualized)	$145,095	$128,567

Average total shareholders' equity	$1,220,694	$1,186,427
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,290)	(378,454)
Average tangible equity (non-GAAP)	$843,404	$807,973
Return on average tangible shareholders' equity (non-GAAP)	17.20%	15.91%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(6) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$132,780	$118,680
Plus: Provision for credit losses	16,949	5,190
Total	$149,729	$123,870
Total (annualized) (non-GAAP)	$200,186	$165,614
Average assets	$9,209,773	$9,228,513
Pre-provision Net Revenue / Average Assets (non-GAAP)	2.17%	1.79%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$154,135	$145,471

Net interest income per consolidated statements of net income	264,301	226,725
Plus: taxable equivalent adjustment	1,868	1,520
Net interest income (FTE) (non-GAAP)	$266,169	$228,245
Noninterest income	39,563	42,616
Less: net gains on sale of securities	—	(198)
Net interest income (FTE) (non-GAAP) plus noninterest income	$305,732	$270,663
Efficiency ratio (non-GAAP)	50.42%	53.75%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$351,195	$237,543
Less: interest expense	(86,894)	(10,818)
Net interest income per consolidated statements of net income	$264,301	$226,725
Plus: taxable equivalent adjustment	1,868	1,520
Net interest income (FTE) (non-GAAP)	$266,169	$228,245
Net interest income (FTE) (annualized)	$355,867	$305,163
Average interest-earning assets	$8,457,447	$8,521,873
Net interest margin - (FTE) (non-GAAP)	4.21%	3.58%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2023	2023	2022
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,223,532	$1,212,853	$1,153,181
Less: goodwill and other intangible assets, net of deferred tax liability	(376,883)	(377,144)	(377,961)
Tangible common equity (non-GAAP)	$846,649	$835,709	$775,220

Total assets	$9,466,077	$9,252,922	$8,935,969
Less: goodwill and other intangible assets, net of deferred tax liability	(376,883)	(377,144)	(377,961)
Tangible assets (non-GAAP)	$9,089,194	$8,875,778	$8,558,008
Tangible common equity to tangible assets (non-GAAP)	9.31%	9.42%	9.06%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$122,959	$117,333	$89,835
Less: interest expense	(35,572)	(29,210)	(6,037)
Net interest income per consolidated statements of net income	$87,387	$88,123	$83,798
Plus: taxable equivalent adjustment	674	639	521
Net interest income (FTE) (non-GAAP)	$88,061	$88,762	$84,319
Net interest income (FTE) (annualized)	$349,373	$356,022	$334,526
Average interest-earning assets	$8,561,578	$8,436,490	$8,287,889
Net interest margin (FTE) (non-GAAP)	4.09%	4.22%	4.04%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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